                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CELL THERAPEUTICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

July   , 2000

Dear Shareholder:

  You are cordially invited to attend the Cell Therapeutics, Inc. ("'cti") Special Meeting of Shareholders, to be held at ______ on ______, ______, 2000, at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

  Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

  At this Special Meeting, shareholders will be asked to consider a proposal to approve the issuance of shares of Common Stock in connection with the acquisition of PolaRx Biopharmaceuticals, Inc. Your management and the Board of Directors unanimously recommend that you vote FOR this proposal.

  YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person. Shareholders who plan to attend the meeting in person are requested to promptly return the enclosed postage paid attendance card to provide us with an estimate of the number of persons to expect for the Special Meeting.

  I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in cti.

Sincerely,



James A. Bianco, M.D.
President & Chief Executive Officer
Shareholder

                            CELL THERAPEUTICS, INC.
                       201 Elliott Avenue West, Suite 400
                               Seattle, WA 98119

                   Notice of Special Meeting of Shareholders
                             ______, _______, 2000


To Our Shareholders:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Cell Therapeutics, Inc. (''cti'' or the ''Company''), a Washington corporation, will be held at _______ on ______, ______, 2000, at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119 for the following purposes:

  (1) To approve the issuance of 2,000,000 shares of Common Stock and the potential issuance of additional shares of Common Stock upon the achievement of certain sales milestones, in connection with the Company's acquisition of PolaRx Biopharmaceuticals, Inc.;

  (2) To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.

  The accompanying Proxy Statement describes the proposal in more detail. We encourage you to read the document carefully.

  All shareholders are invited to attend the meeting. Shareholders of record at the close of business on May 31, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

  Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

                                  By Order of the Board of Directors
                                  LOGO
                                  Michael J. Kennedy
                                  Secretary

Seattle, Washington
July __, 2000

Your vote is important. Accordingly, you are urged to sign, date and return promptly the accompanying proxy in the enclosed envelope regardless of whether
or not you plan to attend the meeting.   You can revote your proxy at any time
before it is voted.

This Proxy Statement is dated July ___, 2000 and was first mailed to shareholders on or about June 7, 2000.

                            CELL THERAPEUTICS, INC.
                       201 Elliott Avenue West, Suite 400
                               Seattle, WA 98119

                                    -------
                                PROXY STATEMENT
                                    -------


                         Information Regarding Proxies


General

  This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Cell Therapeutics, Inc. ("cti" or the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting"), to be held at ____ on ____, ____, 2000, at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on May 31, 2000 (the ''Record Date'') will be entitled to notice of, and to vote at, the Special Meeting.

  At the Special Meeting, shareholders will be asked to approve the issuance of an indeterminate number of shares of Common Stock in connection with the acquisition of PolaRx Biopharmaceuticals, Inc.

  It is anticipated that these proxy solicitation materials will be sent to shareholders on or prior to ______, 2000.

Solicitation of Proxies

  This solicitation is made on behalf of the Board of Directors of the Company. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers, Directors or other regular employees of the Company may solicit proxies by telephone, facsimile or in person. No additional compensation will be paid to such persons for such services.


Voting Rights and Outstanding Shares

  Each share of common stock, without par value (''Common Stock''), of the Company outstanding on the Record Date is entitled to one vote per share at the Special Meeting. Each share of Series D Preferred Stock, without par value (the "Series D Preferred Stock") of the Company outstanding on the Record Date is entitled to one vote per share of Common Stock into which such share of Series D Preferred Stock could have been converted on the Record Date. At the conversion price of $2.1625 per share on the Record Date, each outstanding share of Series D Preferred Stock was convertible into 462.43 shares of Common Stock, and is therefore entitled to one vote per share at the Special Meeting. The votes cast by the holders of the Series D Preferred Stock shall be counted together with the votes cast by the holders of the Common Stock and not separately as a class. Fractional votes by the holders of Series D Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. The Common Stock and the Series D Preferred Stock (on such as-converted basis), voting together as a single class as set forth above shall be referred to herein as the "Voting Stock."

  At the close of business on the Record Date, there were issued and outstanding 26,029,762 shares of Voting Stock, consisting of 24,272,536 outstanding shares of Common Stock and 1,757,226 shares of Common Stock issuable upon the conversion of the 3,800 outstanding shares of Series D Preferred Stock. The presence at the Special Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Voting Stock is required to constitute a quorum for the transaction of all business at the Special Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and ''broker non-votes'' (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal). Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes against Proposal 1. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

  All shares of Voting Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Voting Stock represented by such proxy will be voted FOR the approval of Proposal 1 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Special Meeting.

Voting Electronically or by Telephone

  If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

  Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to Michael J. Kennedy, Secretary of the Company, at the Company's principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding beneficial ownership of Common Stock, as of April 30, 2000 (after giving effect to an assumed conversion of all outstanding shares of Series D Preferred Stock at April 30, 2000 into Common Stock at the conversion price of $2.1625 per share on April 30, 2000), by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (2) each of the Company's Directors and nominees for Director, (3) each executive officer of the Company named in the Summary Compensation Table herein, and (4) all Directors and executive officers as a group:

                                             Number of Shares     Shares Subject   Percentage
Name and Address of Beneficial Owner      Beneficially Owned (1)    To Options    Ownership (1)
----------------------------------------  ----------------------  --------------  -------------
Essex Woodlands Health Ventures Fund             3,855,519               -            14.31%
 IV, L.P. (2)
     15001 Walden Road, Suite 101
     Montgomery, TX 77356
Lindsay A. Rosenwald and The Aries               3,112,210               -            11.78%
 Master Funds (3)
     c/o Paramount Capital Asset
      Management, Inc.
     787 Seventh Avenue, 48th Floor
     New York, NY 10019
The International Biotechnology Trust            1,358,156               -             5.22%
 plc (4)
     c/o Rothschild Asset Management
      Limited
     Five Arrows House St. Swithin's
      Lane
     London, England EC4N 8NR
James A. Bianco, M.D.**                            621,111         310,340             2.36%
Jack L. Bowman**                                    32,383          32,383                *
Jeremy L. Curnock Cook**(5)                      1,384,824          26,668             5.32%
Wilfred E. Jaeger, M.D.**(6)                        39,335          39,335                *
Max E. Link, Ph.D.**.                               54,762           3,810                *
Mary O. Mundinger, DrPH**                            9,573           7,923                *
Phillip M. Nudelman, Ph.D.**                        33,811          31,811                *
Jack W. Singer, M.D.**                             309,318          82,865             1.18%
Louis A. Bianco                                    216,523          98,198                *
Edward F. Kenney                                         -               -                *
Robert A. Lewis, M.D                               124,013          98,813                *
All Directors and executive officers as
 a group (12 persons)                            2,920,341         812,434            10.92%
--------

*   Less than 1%
**  Denotes Director of the Company

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors, and Schedules 13D and 13G filed with the Commission. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2000, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Consists of 2,941,233 shares of common stock beneficially owned by Essex Woodlands Health Ventures Fund IV, L.P. and 914,286 shares issuable upon exercise of warrants held by Essex Woodlands Health Ventures Fund IV, L.P.. Mr. Martin P. Sutter is the Managing Director of Essex Woodlands Health Ventures Fund IV, L.P.

(3) Includes (a) 973,918 shares of common stock and 35,000 warrants to purchase 35,000 shares of common stock held by Lindsay A. Rosenwald, M.D., (b) 780,578 shares of common stock of cti issuable upon conversion of 1,688 shares of Series D preferred stock, 257,219 warrants to purchase 257,219 shares of common stock, and 388,891 shares of common stock held by The Aries Master Fund, a Cayman Island exempted company, (c) 316,301 shares of common stock of cti issuable upon conversion of 684 shares of Series D preferred stock, 104,229 warrants to purchase 104,229 shares of common stock, and 187,850 shares of common stock held by

    Aries Domestic Fund L.P. ("Aries I"), (d) 24,509 shares of common stock of cti issuable upon conversion of 53 shares of Series D preferred stock, 8,076 warrants to purchase 8,076 shares of common stock, and 35,639 shares of common stock, held by Aries Domestic Fund II, L.P. ("Aries II"). Paramount Capital Asset Management, Inc. ("PCAM") is the general partner of each of Aries I and Aries II and the investment manager of The Aries Master Fund. Dr. Rosenwald is the chairman and sole shareholder of PCAM.

(4) Includes 1,358,156 shares of common stock beneficially owned by International Biotechnology Trust plc, a company formed under the laws of England ("IBT") and managed by Rothschild Asset Management Limited ("Rothschild"). Rothschild has or shares voting and investment power with respect to the shares held by IBT and may be deemed to be the beneficial owner of such shares. Mr. Curnock Cook is a director of IBT and Rothschild and may be deemed to be the beneficial owner of any shares beneficially owned by each of IBT and Rothschild. Mr. Curnock Cook disclaims beneficial ownership of shares beneficially owned by IBT and Rothschild except to the extent of his proportionate interest therein. See footnote (5) below.

(5) Consists of 1,358,156 shares of common stock beneficially owned by IBT and 26,668 options that are currently exercisable or exercisable within 60 days of April 30, 2000 that are beneficially held by Jeremy Curnock Cook, a director of IBT and Rothschild. Rothschild has or shares voting and investment power with respect to the shares held by IBT and may be deemed to be the beneficial owner of such shares. As a director of IBT and Rothschild, Mr. Curnock Cook may be deemed to be the beneficial owner of any shares beneficially owned by each of IBT and Rothschild; however, he disclaims beneficial ownership of these shares except to the exent of his proportionate interest therein. See footnote (4) above.

(6) Does not include 12,858 shares issuable upon exercise of options beneficially owned by affiliates of Collinson Howe Venture Partners ("CHVP") pursuant to an agreement with Dr. Jaeger. Dr. Jaeger, a director of the Company, is a former partner at CHVP.

                                   PROPOSAL 1

     APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE POLARX
                      BIOPHARMACEUTICALS, INC. ACQUISITON

  On January 7, 2000 the Company entered into a merger agreement with PolaRx Biopharmaceuticals, Inc. ("PolaRx") pursuant to which the Company merged a wholly owned transitory subsidiary into PolaRx and acquired all of the outstanding equity of PolaRx. PolaRx's sale asset consisted of the intellectual property and other rights associated with a product containing arsenic trioxide or its metabolites ("ATO"). The consideration for the purchase of PolaRx and ATO consists of the following:

        (i) 2,000,000 shares of Company common stock delivered in February, 2000;

        (ii) an additional 3,000,000 shares of Company Common Stock to be issued within the earlier of 30 days following the first New Drug Application approved by the U.S. Food and Drug Administration submitted by the Company for ATO or the day prior to the fifth anniversary of the merger's closing;

        (iii) an additional number of Company common stock having a fair market value of $4,000,000 to be issued within 30 days after the first quarter where sales of ATO exceed $10,000,000 for the previous year;

        (iv) an additional number of Company common stock having a fair market value of $5,000,000 to be issued within 30 days after the first quarter where sales of ATO exceed $20,000,000 for the previous year;

        (v) within 30 days after the end of each year until expiration of ATO patent rights or seven years following the first commercial sale of ATO, if net sales of ATO exceed $40,000,000 during such year, a number of shares of Company common stock having a fair market value equal to 2% of such net sales; and

        (vi) assumption by the Company of all of PolaRx's liabilities and commitments (approximately $5 million).

  Under existing NASDAQ listing requirements the Company is required to seek shareholder approval of the shares of Company common stock that might be issuable under subclauses (ii) through (v) above because, at the time of entering into the merger agreement the number of shares potentially issuable under subclauses (i) through (v) could exceed 20% of the then outstanding shares of Company common stock. As of the date of the mailing of this proxy statement, utilizing the Company's closing price of $__________on June ___, 2000 and assuming all milestones were achieved, a total of _______shares of Company Common Stock would be issued, constituting approximately ___% of the Company's currently outstanding shares. The number of shares actually issued may be more or less than this amount based on the actual fair market value of Company Common Stock and the number of shares of Company Common Stock actually outstanding on the applicable dates.

  Under the merger agreement the Company is required to seek shareholder approval of the issuances under subclauses (ii) through (v) above at the Company's Special Meeting. If the Company's shareholders do not approve the share issuance, the Company will not issue the shares. Instead, the Company will be required to make cash payments to the former shareholders of PolaRx equal to the fair market value of the shares of Company Common Stock that these shareholders would have received if the Company's shareholders had approved the share issuance.

  The Company's Board of Directors unanimously recommends that Company shareholders vote in favor of Proposal 1 and in favor of the share issuance. In reaching its recommendation, the Board considered that the merger agreement and the transactions contemplated thereby allowed the Company to acquire a near term revenue product (ATO) without the expenditure of significant cash amounts.

Moreover, assuming the Company's market price increases if ATO is successful, the number of shares of Company Common Stock issuable will decrease because the amount of shares issuable under subclauses (iii) through (v) is dependent on the fair market value of the Company's Common Stock. A vote against Proposal 1 would require the Company to utilize its cash resources, in an amount that could be significant, to pay PolaRx shareholders, and any such payment would reduce the amount of cash that the Company could devote to the development of ATO, its other products and research and development.

Vote Required

  The affirmative vote of a majority of the outstanding shares of Voting Stock present in person or represented by proxy at the Special Meeting with a proper quorum will be required to approve the proposal of the issuance of Common Stock. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for approval of the proposal of the issuance of Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE POLARX BIOPHARMACEUTICALS, INC. ACQUISITION.

Other Business

  As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the meeting by any shareholder. If other business requiring a vote of the shareholders should come before the meeting, the person designated as your proxy will vote or refrain from voting in accordance with his or her best judgment.

  Representatives of Ernst & Young LLP are expected to be present at the Special Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Where You Can Find More Information

  We file annual, quarterly and special reports, proxy statements and other
information with the SEC.   You may read and copy any document we file at the
SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cticseattle.com or at the SEC's web site at
                     --------------------------
http://www.sec.gov.
------------------

Incorporation of Certain Documents By Reference

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the date of the Special Meeting.

(a) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999, filed April 28, 2000;

(b)  Current Report on Form 8-K filed March 22, 2000;

(c) Quarterly Report on Form 10-Q, for the quarter ended March 31, 2000, filed May 15, 2000;

(d) The description of cti common stock contained in its registration statement on Form 10 filed June 27, 1996 and June 28, 1996, including any amendments or reports filed for the purpose of updating such descriptions; and

(e) The description of cti's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on November 15, 1996, including any amendments or reports filed for the purpose of updating such description.

  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  Louis A. Bianco
  Executive Vice President, Finance and Administration
  Cell Therapeutics, Inc.
  201 Elliott Avenue West
  Seattle, WA  98119
  (206) 282-7100

Shareholder Proposals

  A shareholder who intends to nominate a candidate for election to the Board of Directors or to present a proposal of business at the 2001 Annual Meeting and desires that information regarding the proposal be included in the 2001 proxy statement and proxy materials must ensure that such information is received in writing by the Secretary of the Company at the Company's principal executive offices not later than April 8, 2001.


                                  By Order of the Board of Directors
                                  LOGO
                                  Michael J. Kennedy
                                  Secretary


Seattle, Washington
July __, 2000

The Board of Directors recommends a vote FOR the proposals regarding:

(1) Approval of the issuance of 2,000,000               FOR         AGAINST       ABSTAIN
    shares of Common Stock and the
    potential issuance of additional
    shares of Common Stock upon the
    achievement of certain sales milestones,
    in connection with the acquisition                  [ ]           [ ]           [ ]
    of PolaRx Biopharmaceuticals, Inc.

(2) Transaction of such other business as may           FOR         AGAINST       ABSTAIN
    properly come before the meeting or any
    postponements or adjournments thereof.              [ ]           [ ]           [ ]

I/We plan to attend the Annual Meeting.                 [ ]
I/We will not be attending the Annual Meeting.          [ ]

Number of Attendees     ___

    ________________              _____            PLEASE MARK ALL    [X]
     ACCOUNT NUMBER               SHARES           CHOICES LIKE THIS

SIGNATURE __________________________________  DATE ___________________




                            Cell Therapeutics, Inc.
                      Special Meeting of the Shareholders
                                ________, 2000

    This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoints James A. Bianco, M.D., and Michael J. Kennedy, and each of them, as proxies, with full power of substitution, to represent and vote for and on behalf of the shareholder(s) the number of shares of Common Stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on ______, 2000, or at any adjournment or postponement thereof. The shareholder(s) directs that this proxy be voted as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

Please sign exactly as your name(s) appears on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.